Exhibit 99

PRESS RELEASE                                PEPSIAMERICAS

PepsiAmericas Completes Purchase of Romanian Bottling Operation

MINNEAPOLIS — July 5, 2006 — PepsiAmericas, Inc. (NYSE: PAS) announced today that it has acquired the remaining 51 percent of the common stock of Quadrant-Amroq Bottling Company Limited (QABCL), making it a wholly owned subsidiary. QABCL produces, sells and distributes Pepsi and other beverages throughout Romania, with distribution rights in Moldova.

Discussing the company’s investment strategy in Central Europe, Robert C. Pohlad, Chairman and Chief Executive Officer of PepsiAmericas said, “This acquisition fits well with our growth strategy, extending our geographic footprint in a high growth market. Contiguous to our existing operations, this acquisition will allow us to leverage our capabilities, infrastructure and go to market system we have built over the last five years in Central Europe. QABCL has enjoyed strong volume and profit growth, adding to the strength of our international portfolio.”

Romania is expected to enter into the European Union as early as 2007.

PepsiAmericas paid $98 million for the remaining 51 percent interest in QABCL, and expects the transaction to be accretive to earnings.  The company will discuss the impact of the acquisition during its upcoming 2nd quarter earnings conference call on July 26th.

PepsiAmericas is the world’s second-largest manufacturer, seller and distributor of PepsiCo beverages with operations in 19 U.S. states, Central Europe and the Caribbean. For more information on PepsiAmericas, please visit our Web site at www.pepsiamericas.com.

Cautionary Statement

This release contains forward-looking statements of expected future developments, including expectations regarding the impact of our purchase of the remaining interest in QABCL. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect future performance include, but are not limited to, the following: competition, including product and pricing pressures; changing trends in consumer tastes; changes in our relationship and/or support programs with PepsiCo and other brand owners; market acceptance of new product offerings; weather conditions; cost and availability of raw materials; and changing legislation. Any forward-looking statements should be read in conjunction with information about risks and uncertainties set forth in our Securities and Exchange Commission reports, including our Annual Report on Form 10-K for the year ended December 31, 2005.

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Media:

Mary Viola, +1-847-598-2870

mary.viola@pepsiamericas.com

or

Investor Relations:

Sara Zawoyski, +1-612-661-3830

sara.zawoyski@pepsiamericas.com